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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☐
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☑ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

NATIONAL HOUSING PARTNERSHIP REALTY FUND I

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☐ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

☑ Fee paid previously with preliminary materials. $900.00

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

NATIONAL HOUSING PARTNERSHIP REALTY FUND I
c/o The Altman Group, Inc.
1200 Wall Street, 3rd Floor
Lyndhurst, New Jersey 07071
November 17, 2006
WE ARE EXTENDING THE CONSENT SOLICITATION TO MIDNIGHT, NEW YORK CITY TIME, ON
DECEMBER 1, 2006
Dear Limited Partner:
     We have previously submitted to you a Consent Solicitation Statement dated October 13, 2006 (the “Consent Solicitation Statement”), regarding National Housing Partnership Realty Fund I (a Maryland Limited Partnership) (the “Partnership”), describing and seeking your approval for:
(i)	an amendment to the Partnership’s agreement of limited partnership to permit sales of the Partnership’s property or the property of the Partnership’s operating partnerships to us or our affiliates; and

(ii)	the proposed sale of San Jose Apartments, a 220-unit apartment complex located in San Antonio, Texas, by one of the Partnership’s operating partnerships, San Jose Apartments Limited Partnership, to San Jose Preservation, L.P., a limited partnership affiliated with us, or its permitted successors and assigns (the “Purchaser”). AIMCO Properties, L.P., our affiliate, owns approximately 11.88% of the outstanding units of limited partnership interests of the Partnership, and will indirectly own 100% of the Purchaser’s general partner.
     We are extending our consent solicitation relating to the above proposals as otherwise described in the Consent Solicitation Statement, to midnight, New York City time, on December 1, 2006. As of the close of business on November 16, 2006, based on information provided by The Altman Group, Inc. (the “Solicitation Agent”) for the solicitation, the approximate number of units set forth below had responded to the consent solicitation.

	Number of Units
Proposal	Consent	Withhold	Abstain

Amendment of Partnership Agreement	4,970.50	233.00	78.25

Sale of property	4,995.50	218.00	68.25

     YOUR VOTE IS IMPORTANT. Please complete, date and sign the enclosed Consent in accordance with its instructions and return it in the enclosed pre-addressed, postage-paid envelope as soon as possible. If you have any questions or need assistance in completing the enclosed Consent Form, please contact our Solicitation Agent, toll free, at (800) 217-9608.
     IF YOU HAVE ALREADY RETURNED THE ENCLOSED CONSENT FORM, PLEASE DISREGARD THIS LETTER.
Very truly yours,
NATIONAL HOUSING PARTNERSHIP REALTY FUND I
THE SOLICITATION AGENT IS:
THE ALTMAN GROUP, INC.

By Mail:	By Overnight Courier:	By Hand:
1200 Wall Street, 3rd Floor	1200 Wall Street, 3rd Floor	1200 Wall Street, 3rd Floor
Lyndhurst, New Jersey 07071	Lyndhurst, New Jersey 07071	Lyndhurst, New Jersey 07071

By Facsimile:		For Information please call:

(201) 460-0050		TOLL FREE (800) 217-9608

NATIONAL HOUSING PARTNERSHIP REALTY FUND I
c/o The Altman Group, Inc.
1200 Wall Street, 3rd Floor
Lyndhurst, New Jersey 07071
CONSENT OF LIMITED PARTNER
     The undersigned, a limited partner of National Housing Partnership Realty Fund I (a Maryland limited partnership) (the “Partnership”), and the holder of units of limited partnership interest in the Partnership, acting with respect to all of the units owned by the undersigned, hereby:

☐ CONSENTS	☐ WITHHOLDS CONSENT	☐ ABSTAINS
to the Amendment of the Partnership Agreement, as described in the Consent Solicitation Statement, dated October 13, 2006 (the “Consent Solicitation Statement”);

☐ CONSENTS	☐ WITHHOLDS CONSENT	☐ ABSTAINS
to the sale by the Local Partnership of the apartment complex known as San Jose Apartments, located in San Antonio, Texas, as described in the Consent Solicitation Statement.
     This Consent is being furnished by The National Housing Partnership, the general partner of the Partnership. If no election is specified with respect to the proposal, an otherwise properly completed and signed Consent Form will be deemed to be a consent to the proposals.
     The undersigned hereby acknowledges receipt of the Consent Solicitation Statement. Capitalized terms used in this Consent Form and not defined herein have the meanings set forth in the Consent Solicitation Statement.
     A fully completed, signed and dated copy of this Consent Form should be sent to The Altman Group, Inc., by mail at 1200 Wall Street, 3rd Floor, Lyndhurst, New Jersey 07071, or by fax at (201) 460-0050, no later than midnight, New York City time, on December 1, 2006, unless the Expiration Date is extended by the General Partner.

Dated:	By:

Please Print Name
     Please sign exactly as you hold your units. When signing as an attorney-in-fact, executor, administrator, trustee or guardian, please give your full title. If an interest is jointly held, each holder should sign. If a corporation, please sign in full corporate name by a duly authorized officer. If a partnership, please sign in partnership name by a duly authorized person.